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                                                                    EXHIBIT 21.1

                      LIST OF THE COMPANY'S SUBSIDIARIES


         Name                                      Jurisdiction of Incorporation
         ----                                      -----------------------------

Eastman, Inc. ......................................    Delaware
Eastman Office Products Corporation ................    Delaware
Nevada O.C., Inc. ..................................    California
ODI, Inc. ..........................................    Delaware
OD International, Inc. .............................    Delaware
Office Depot of Texas, Inc. ........................    Texas
Office Town, Inc. ..................................    Puerto Rico
Texas O.C., Inc. ...................................    Texas
The Canadian Office Depot, Inc. ....................    British Columbia, Canada
The Office Club, Inc. ..............................    California
Southern Terminals, Inc. ...........................    North Carolina
Carolina Rail Service, Inc. ........................    North Carolina
Con Eng Coal, Inc. .................................    Pennsylvania
OD Commercial, Inc. ................................    Delaware
OD Wilson, Inc. ....................................    Delaware
ODO, Inc. ..........................................    Florida
L.E. Muran Co. .....................................    Massachusetts
Yorkship Press Inc. ................................    New Jersey